SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2011

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	775 Spartan Blvd. Ste. 102 P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           At its August 11, 2011 meeting, Synalloy’s Board of Directors accepted the resignations of directors Sibyl N. Fishburn who retired after 32 years of service, and Jeffrey Kaczka who resigned due to the responsibilities required in his new role of Chief Financial Officer for another company. Neither of the resignations was the result of a disagreement on any matter related to the Registrant’s operations, policies or practices.

(c)           On the same date, the Board elected Henry L. Guy and James W. Terry, Jr. to the Board to fill the unexpired terms of the two departing directors.

Mr. Guy is the President and CEO of Modern Holdings Incorporated, a diversified holding company with investments primarily in the telecommunications, media, healthcare and energy industries with US offices based in New Jersey.  He joined the firm in 2002 and has led investments in over thirty Modern Holdings subsidiaries.  Mr. Guy is also a managing director of Anima Regni Partners, a single family office with offices in the United States, Luxembourg and Sweden. Mr. Guy serves on several boards including those of Verdere S.àr.l., Basset AB, Evermore Global Advisors, Specialty Claims Management, and Lors Photography, Inc. Mr. Guy serves on the Board of Visitors of Vanderbilt University's Owen Graduate School of Management. He holds a BS degree in Economics from the United States Naval Academy and a Masters of Business Administration from Vanderbilt University. The Board appointed Mr. Guy to the Compensation & Long-Term Incentive and Nominating/Corporate Governance Committees of the Board.

Mr. Terry has been the President of Hollingsworth Funds, Inc., Greenville, SC, a charitable foundation, since October 2009. His career has been principally in the banking industry where he served as President of Carolina First Bank, Greenville, SC from 1991 to 2008, and Executive Vice President of First Union National Bank, Charlotte, NC from 1970 to 1991. He holds a BSBA degree from the University of North Carolina. The Board appointed Mr. Terry to the Audit Committee of the Board.

There were no arrangements or understanding between either director or any other persons pursuant to which they were elected, and no disclosures are required pursuant to 17 C.F.R. 229.404(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Richard D. Sieradzki
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: August 12, 2011